UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2015

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 13, 2015, we entered into credit agreements for the financing of the fourth and fifth Quantum-class ships for Royal Caribbean International which are scheduled for delivery in the second quarter of 2019 and fourth quarter of 2020, respectively.  Each agreement makes available to Royal Caribbean Cruises Ltd. an unsecured US dollar-denominated term loan guaranteed 95% by Euler Hermes Deutschland AG (“Hermes”), the official export credit agency of Germany.  The maximum amount of each facility is equal to the US dollar equivalent of 80% of the vessel purchase price plus 100% of the premium payable to Hermes.

Each loan, once funded, will amortize semi-annually and will mature twelve years following the delivery of the applicable ship.  At our election, interest on each loan will accrue either (1) at a fixed rate of 3.45% (inclusive of the applicable margin) or (2) at a floating rate equal to LIBOR plus 0.95%.  The credit agreements contain customary events of default and prepayment events for, among other things, non-payment, breach of covenants, default on certain other indebtedness, certain large judgments and a change of control of the Company.

KfW IPEX-Bank GmbH is acting as initial mandated lead arranger, facility agent, Hermes Agent and original lender.  KfW IPEX-Bank provides credit and other financial services to us from time to time for which it has received, and will in the future receive, customary fees.

The foregoing description of the provisions of the credit agreements is summary in nature and is qualified in its entirety by reference to the full and complete terms of the credit agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

10.1           Hull No. S-700 Credit Agreement, dated as of November 13, 2015, between Royal Caribbean Cruises Ltd., as the Borrower, the Lenders from time to time party thereto and KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Initial Mandated Lead Arranger.

10.2           Hull No. S-713 Credit Agreement, dated as of November 13, 2015, between Royal Caribbean Cruises Ltd., as the Borrower, the Lenders from time to time party thereto and KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Initial Mandated Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	November 19, 2015	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel & Secretary
Title: